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                                                                      Exhibit 21

                              NOVAMED SUBSIDIARIES
                              --------------------

1.   NovaMed Management of Kansas City, Inc., a Missouri corporation

2.   NovaMed Blue Ridge, Inc., a Missouri corporation

3. NovaMed Eye Surgery Center (Plaza) L.L.C., a Delaware limited liability company

4. NovaMed Eye Surgery Center of Overland Park, L.L.C., a Delaware limited liability company

5.   NovaMed Eyecare Services, LLC, a Delaware limited liability company

6. NovaMed Eye Surgery Center of Maryville, L.L.C., a Delaware limited liability company

7. NovaMed Eye Surgery Center of North County, LLC, a Delaware limited liability company

8. NovaMed Eye Surgery Center of New Albany, L.L.C., a Delaware limited liability company

9.   NovaMed of Louisville, Inc., a Kentucky corporation

10.  NovaMed of Richmond, Inc., a Virginia corporation

11.  Midwest Uncuts, Inc., an Iowa corporation

12.  NovaMed Eyecare Research, Inc., a Delaware corporation

13. NovaMed Eye Surgery and Laser Center of St. Joseph, Inc., a Missouri corporation

14.  NMGK, Inc., an Illinois corporation

15.  NMLO, Inc., a Kansas corporation

16. NovaMed Eye Surgery Center of Cincinnati, LLC, a Delaware limited liability company

17.  Patient Education Concepts, Inc., a Delaware corporation

18.  Stephenson Laser Center, L.L.C., an Oklahoma limited liability company

19.  NMI, Inc., a Georgia corporation

20.  NovaMed Acquisition Company, Inc., a Delaware corporation

21. NovaMed Surgery Center of Thibodaux, LLC, a Delaware limited liability company

22. NovaMed Surgery Center of Richmond, LLC, a Delaware limited liability company

23. NovaMed Surgery Center of River Forest, LLC, a Delaware limited liability company

24. NovaMed Surgery Center of Colorado Springs, LLC, a Delaware limited liability company

25.  NovaMed of Texas, Inc., a Delaware corporation

26.  NovaMed Surgery Center of Tyler, L.P., a Delaware limited partnership

27.  NovaMed Alliance, Inc., a Delaware corporation

                                       21